  EXHIBIT 10.6

ANNEX "A"

of the Joint Venture Agreement dated February 11, 2019

THIS ANNEX "A" made as of the 19th day of February, 2019.

AMONG:

THE MAYE INTERNATIONAL GROUP SARL

(hereinafter referred to as "**TMIG**")

- and -

INSTADOSE PHARMA CORP.

(hereinafter referred to as "**Instadose Pharma**")

WHEREAS:

A. The parties hereto entered into a master joint venture agreement dated February 11, 2019 (the "**TMIG JV Agreement**");

B. The parties have agreed to amend the TMIG JV Agreement and to execute and deliver this Annex "A" ("**Annex "A"**) to document their agreement with respect to the amendments.

NOW THEREFORE in consideration of the covenants and agreements herein contained and $1.00 now paid by each party to the other (the receipt and sufficiency whereof are hereby acknowledged), the parties agree as follows:

1. **Recitals.** The above recitals are true both in substance and in fact and form part of this Annex "A".

2. **Annex "A"**. This Annex "A" forms part of the TMIG JV Agreement and shall be read with the TMIG JV Agreement as one document.

3. **Definitions.** Capitalized terms not defined in this Annex "A" shall have the same meaning attributable to such term in the TMIG JV Agreement.

4. **Amendments.** The following provisions of the TMIG JV Agreement are hereby amended as follows:

   (a) Section 1(b)(ii) shall be deleted and replaced with the following:

   (ii) "Cannabinoid Oil" means crude oil, purified oil, and/or distilled oil extracted from Medicinal Plants (such as, but not limited to,

cannabidiol) which may be used as an input in the manufacture of pharmaceutical products.

(b) All references in the TMIG JV Agreement to *"CBD Oil"* shall be deleted and replaced with ***"Cannabinoid Oil"***.

(c) Section 1(b)(ix) shall be deleted and replaced with the following:

"Gross Revenue" means the income or revenue received by Instadose Pharma from Instadose Pharma's sale of:

(i) Medicinal Plant Derivatives grown, cultivated, processed, and purchased by TMIG under the TMIG JV; and

(ii) Cannabinoid Oil produced from Medicinal Plant Derivatives grown, cultivated, processed, and/or purchased by TMIG under the TMIG JV.

(d) Section 3(b)(iv) is hereby deleted and replaced with the following:

(iv) growing, transporting, storing, processing, packaging, and purchasing all Medicinal Plants and Medicinal Plant Derivatives in the DRC for export to Instadose Pharma's EU-GMP Facilities to be:

1) sold as Medicinal Plants or Medicinal Plant Derivatives; or

2) further processed into Cannabinoid and sold as Cannabinoid Oil.

(e) Section 3(c)(i) is hereby deleted and replaced with the following:

(i) assume TMIG's repayment obligation under the promissory note dated February 15, 2019 and issued to Grant Ferdinand Sanders with respect to the following:

1) the sum of twenty-five million United States dollars (US$25,000,000) previously advanced to TMIG by Mr. Sanders and utilized by TMIG to satisfy its minimum funding obligation under the MOU (the "Minimum Funding Obligation"); and

2) in addition to the Minimum Funding Obligation, the sum of ten million United States dollars (US$10,000,000) previously advanced by Mr. Sanders to TMIG and utilized by TMIG in connection with the MOU.

(f) Section 3(c)(iv) is hereby deleted and replaced with the following;

(iv) soliciting supply agreements for Medicinal Plant Derivatives and Cannabinoid Oil from its international buying network;

(g) Section 3(c)(vi) is hereby deleted and replaced with the following:

(vi) billing, collecting, depositing, and retaining all Gross Revenue and distributing to TMIG the Gross Revenue Share derived from the sale of Medicinal Plant Derivatives and Cannabinoid Oil as per Section 3(c) of this Agreement.

(h) Section 4(c)(i) is hereby deleted and replaced with the following:

(i) monthly payments in arrears by no later than the fifteenth (15th) day (the "Payment Date") of each month (unless the Payment Date falls on a weekend or statutory holiday in which case the Payment Date shall be the next Business Day) representing TMIG's Gross Revenue Share from the Gross Revenues collected and/or received by Instadose Pharma during the previous month from the sale of Medicinal Plant Derivative and Cannabinoid Oil.

(i) Section 10(e) is hereby deleted and replaced with the following:

(e) The rights and obligations of the Parties under or pursuant to this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, without regard to any conflict of law principles or provisions thereof.

3. Miscellaneous Provisions.

(a) The invalidity or unenforceability of any term or provision of this Annex "A" will not affect the validity or enforceability of any other term or provision hereof or in the TMIG JV Agreement. The headings in this Annex "A" are for convenience of reference only and will not alter or otherwise affect the meaning of this Annex "A". This Annex "A" along with the TMIG JV Agreement constitutes the entire agreement of TMIG and Instadose Pharma regarding the specific subject matter hereof and supersede any and all prior understandings or agreements between or among any of TMIG or Instadose Pharma with respect to such specific subject matter.

(b) TMIG and Instadose Pharma hereby agree and undertake each to the other to execute, at the sole cost of the requesting party, such further and other documents or assurances as may be necessary to give effect to the transaction contemplated hereby, and as may be reasonably required. This Annex "A" may not be further amended, modified, or waived except by written instrument signed

by TMIG and Instadose Pharma. This Annex "A" shall be binding upon each of TMIG and Instadose Pharma hereto and shall inure to the benefit of, and be binding on, each of TMIG's and Instadose Pharma's respective successors and assigns.

(c) The rights and obligations of the Parties under or pursuant to this Annex "A" shall be governed by and construed in accordance with the international laws of the Province of Ontario and the laws of Canada applicable therein, without regard to any conflict of law principles or provisions thereof.

(d) This Annex "A" may be executed in counterparts, deliverable by facsimile or electronic transmission, and when so executed by all the parties hereto shall form a binding agreement between TMIG and Instadose Pharma.

DATED as of the date first mentioned above.

THE MAYE INTERNATIONAL GROUP S.A.R.L.

Per: ______________________________
Name: Gareth Wiggan
Title: Director

Address:

BLVD du 30 Juin No. 7639, Suite 63
Immeuble Serkas wa NDEKA
Kinshasa/Gombe, DR Congo

INSTADOSE PHARMA CORP.

Per: ______________________________
Name: Grant F. Sanders
Title: Chief Executive Officer

Address:

301 - 5500 North Service Road,
Burlington, Ontario L7L 6W6
Canada